Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Bre Whalen, Breana.Whalen@navistar.com, 331-332-3056
Investor contact:	Marty Ketelaar, Marty.Ketelaar@navistar.com, 331-332-2706
Web site:	www.Navistar.com

NAVISTAR TO ANNOUNCE FISCAL 2021 SECOND QUARTER FINANCIAL RESULTS TUESDAY, JUNE 8, 2021

LISLE, Ill. – June 2, 2021 – Navistar International Corporation (NYSE: NAV) today announced it will report its fiscal 2021 second quarter financial results on Tuesday, June 8, 2021.

Due to the pending merger proposal with TRATON SE, Navistar will not host a conference call. The company will file its standard financial results press release and will post supplementary materials on the company’s Investor Relations website at https://ir.navistar.com/events-and-presentations.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

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